RESOLUTION THE DIRECTORS OF CADIZ INC. AUTHORIZING
              THE MANAGEMENT EQUITY INCENTIVE PLAN


     WHEREAS, it is in the best interests of this Company that this Company implement a program to retain key personnel
(including both employees and consultants) and to provide additional incentives to those personnel; and

     WHEREAS, such a program (the "Management Equity Incentive
Plan" or the "Plan") would involve the issuance of equity securities of the Company;

     NOW, THEREFORE, BE IT RESOLVED, that this Board hereby authorizes the creation by this Company of a Management Equity
Incentive Plan;

     FURTHER RESOLVED, that a total of 1,472,051 shares of this Corporation's common stock be set aside and reserved for issuance under the Plan;

     FURTHER RESOLVED, that a total of 717,373 shares (the
"Initial Allocation Shares") be allocated and issued under the Plan pursuant to the direction of an initial allocation committee
(the "Initial Allocation Committee") consisting of Keith
Brackpool, Rick Stoddard and the Chairman of the Compensation
Committee of this Board of Directors;

     FURTHER RESOLVED, that the Initial Allocation Shares so issued under the Plan shall be in the form of shares of common stock subject to vesting conditions, with 1/3 of any award grant consisting of common stock vesting immediately, and with the remaining 2/3 of any award subject to vesting in two equal installments upon December 11, 2004 and December 11, 2005 (subject to continued status as an employee or consultant to this Company as of the respective vesting date, but also subject to immediate vesting in full of any theretofore unvested shares upon any termination without cause);

     FURTHER RESOLVED, that the Initial Allocation Committee shall have the right to award all or any part of the shares under the Plan to members of the Initial Allocation Committee (as well as other key personnel) without the need for further approval of this Board of Directors; and

     FURTHER RESOLVED, that following the effective date of the Plan, a total of 754,678 shares (the "Subsequent Allocation Shares") be issuable under the Plan pursuant to the direction of, and upon such vesting and other conditions as may be established by, the Compensation Committee of this Board of Directors;

     FURTHER RESOLVED, that the Initial Allocation Committee or the recipients of shares under the Plan may designate such trusts or other nominees to hold such shares as may be reasonably appropriate for tax planning purposes;

     FURTHER RESOLVED, that with respect to the Initial Allocation Shares, the Initial Allocation Committee shall have the authority to prepare, execute and administer any documentation with respect to the Plan and the issuance of securities pursuant to the Plan as the Initial Allocation Committee and/or counsel to the Company may deem necessary or desirable;

     FURTHER RESOLVED, that with respect to the Subsequent Allocation Shares, the Compensation Committee shall have the authority to prepare, execute and administer any documentation with respect to the Plan and the issuance of securities pursuant to the Plan as the Compensation Committee and/or counsel to the Company may deem necessary or desirable;

     FURTHER RESOLVED, that the number of equity securities issuable under the Management Equity Incentive Plan be subject to proportionate adjustment in the event that the number of outstanding shares of the Company's common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration;

     FURTHER RESOLVED, that any officer of the Company be and hereby is authorized, empowered and directed, for an on behalf of this Company, to take such actions as may be necessary or appropriate to effectuate the foregoing resolutions;

     FURTHER RESOLVED, that any and all actions heretofore taken by any officer of the Company to the foregoing effect and all agreements, documents or writings related thereto, are hereby authorized, approved, ratified and confirmed in all respects; and any and all actions hereafter taken or to be taken by any such officers in furtherance of the objects set forth in any of the preceding resolutions, and all agreements, documents or writing relating thereto, are hereby authorized, approved, ratified and confirmed in all respects.